Management's Assertion on Compliance with Regulation AB Criteria
Re: Assessment of Compliance for services provided pursuant to the Pooling and Servicing
Agreements entered into by CWCapital Asset Management LLC for the period ended December 31,
2012.
CWCapital Asset Management LLC ("CWAM") is responsible for assessing compliance with applicable servicing criteria set forth in Item 1122 (d) of Regulation AB of the Securities and Exchange Commission for the
securitizations issued beginning in January 2006, as listed on Appendix A.
CWAM has assessed the Company's compliance with the applicable servicing criteria as of December 31, 2012 and for the period from January 1, 2012 to December 31, 2012. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation
AB, excluding the criteria set forth in Item 1122 (d)(1)(iii), (d)(3)(i)(b), (d)(3)(i)(c), (d)(3)(i)(d), (d)(3)(ii), (d)(3)(i ii),
(d)(3) (iv), (d)(4)(i), (d)(4)(v), (d)(4)(ix), (d) (4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv) of
Regulation AB which CWAM has concluded are not applicable to the activities it performs. With respect to applicable servicing criteria (d)(1)(ii), (d)(2)(vi), (d)(4)(iii), and (d)(4)(iv), the CWAM has determined that there were no occurrences of events that would require CWAM to perform such activities. The securitizations covered by this report include all securitizations wherein CWAM is named as the Specia l Servicer for securitizations issued beginning in January 2006, as listed in Appendix A (the "Platform").
Based on such assessment, management believes that, as of December 31, 2012 and for the period January 1,
2012 through December 31, 2012, CWAM has complied in all material respects with the servicing criteria set forth in Item 1122 (d), except for servicing criteria 1122 (d)(1)(iii), (d)(3)(i)(b), (d)(3)(i)(c), (d)(3)(i)(d), (d)(3)(ii), (d)(3)(iii),
(d)(3)(iv), (d)(4)(i), (d)(4)(v), (d)(4)(ix), (d) (4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv), which
CWAM has determined as being inapplicable to the activities it performs with respect to the Platform.
KPMG LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the applicable servicing criteria as of December 31, 2012 and for the period from January 1,
2012 to December 31, 2012.
CWCapital Asset Management LLC

By: /s/ David B. Iannarone
Date: February 26, 2013
David B. Iannarone
President

By: /s/ Ian Walker
Date: February 26, 2013
Ian Walker
Senior Vice President
Management's ssertion on Compliance with Regulation B Criteria
Appendix A
BACM 2006-3
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-3
BACM 2006-6
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6
BACM 2007-1
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1
BACM 2008-1
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2008-1
CD 2007-CD4
CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4
CGCMT 2007-C6
Citigroup Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6
COBALT 2006-C1
COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
Certificates, Series 2006-C1
COBALT 2007-C2
COBALT CMBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through
Certificates, Series 2007-C2
COBALT 2007-C3
COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through
Certificates, Series 2007-C3
COMM 2006-C7
Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C7 Commercial Mortgage Pass-Through
Certificates
COMM 2012-LC4
Deutsche Mortgage & Asset Receiving Corporation, COMM 2012-LC4 Commercial Mortgage Pass-
Through Certificates
GMAC 2006-C1
GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2006-C1
GSMS 2012-GC6
GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2012-GC6
GSMSC 2006-GG8
GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2006-GG8
and Companion Loan Noteholders
GSMSC 2007-GG10
GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2007-GG10
JPMC 2006-CIBC17
J.P. Morgan Chase Commercial Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2006-CIBC17
JPMC 2006-LDP6
J.P. Morgan Chase Commercial Mortgage Securites Corp., Commercial Mortgage Pass-Through Certificates,
Series 2006-LDP6
JPMC 2006-LDP9
J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through
Certficates, Series 2006-LDP9
JPMC 2007-LDP11
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates,
Series 2007-LDP11
JPMC 2008-C2
J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2, Commercial Mortgage Pass-Through
Certificates, Series 2008-C2
LBCMT 2007-3
LB Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3
LBUBS 2006-C4
LB-UBS Commercial Mortgage Trust 2006-C4, Commercial Mortgage Pass-Through Certificates, Series 2006-C4
LBUBS 2006-C7
LB-UBS Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Certificates, Series 2006-C7
LBUBS 2007-C1
LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1
LBUBS 2008-C1
LB-UBS Commercial Mortgage Trust 2008-C1, Commercial Mortgage Pass-Through Certificates, Series 2008-C1
ML-CFC 2006-2
ML-CFC Commercial Mortgage Trust 2006-2, Commercial Mortgage Pass-Through Certificates, Series 2006-2
ML-CFC 2007-5
ML-CFC Commercial Mortgage Trust 2007-5, Commercial Mortgage Pass-Through Certificates, Series 2007-5
ML-CFC 2007-6
ML-CFC Commercial Mortgage Trust 2007-6, Commercial Mortgage Pass-Through Certificates, Series 2007-6
MLMT 2006-C1
Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1
MSCI 2007-HQ13
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-HQ13
UBS 2012-C2
UBS-Barclays Commercial Mortgage Trust 2012-C2
WBCMT 2006-C23
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23
WBCMT 2006-C25
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C25
WBCMT 2006-C26
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26
WBCMT 2006-C28
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28
WBCMT 2006-WHALE7
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-
WHALE7
WBCMT 2007-C30
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30
WBCMT 2007-C32
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32
WBCMT 2007-C34
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C34